AMENDMENT TO
                     CUSTODY, ADMINISTRATION AND ACCOUNTING
                               SERVICES AGREEMENT

     This Amendment effective the 1st day of May, 2005 to the Custody, Administration and Accounting Services Agreement effective as of the 1st day of October, 2003 (the "Agreement") by and between Mellon Institutional Funds Investment Trust (the "Trust") and Mellon Bank, N.A. ("Mellon").

     WHEREAS, the Trust and Mellon have entered into the Agreement; and

     WHEREAS, pursuant to Article VI, Section 12d of the Agreement, the Trust and Mellon wish to amend the Agreement to reflect the name change of an existing Fund from "Standish Mellon Short-Term Asset Reserve Fund" to "Standish Mellon Enhanced Yield Fund";

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

     2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     3. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

     4. The Trust and Mellon hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Mellon to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                    MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                    By:     /s/ BARBARA A. MCCANN
                            ---------------------
                    Name:   Barbara A. McCann
                    Title:  Secretary and Vice President

                    MELLON BANK, N.A.

                    By:     /s/ CANDICE WALKER
                            ------------------
                    Name:   Candice Walker
                    Title:  Vice President

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                                   APPENDIX A
                                  LIST OF FUNDS
                               (effective 5/1/05)

          The Boston Company International Core Equity Fund
          The Boston Company International Small Cap Fund
          The Boston Company Large Cap Core Fund
          The Boston Company Small Cap Growth Fund
          The Boston Company Small Capitalization Equity Fund
          The Boston Company Small Cap Value Fund
          The Boston Company Tax Sensitive Small Cap Equity Fund
          The  Boston  Company  World  ex-US  Value  Fund  (formerly  The Boston
             Company International Value Opportunities Fund)

          Standish Mellon Crossover Bond Fund
          Standish Mellon Intermediate Tax Exempt Bond Fund
          Standish Mellon International Fixed Income Fund
          Standish Mellon International Fixed Income Fund II
          Standish Mellon Investment Grade Bond Fund
          Standish Mellon Fixed Income Fund
          Standish Mellon Global Fixed Income Fund
          Standish Mellon High Yield Bond Fund
          Standish Mellon Opportunistic Emerging Market Debt Fund
          Standish Mellon Opportunistic High Yield Fund
          Standish Mellon Massachusetts Intermediate Tax Exempt Bond Fund
          Standish  Mellon   Enhanced  Yield  Fund  (formerly   Standish  Mellon
             Short-Term Asset Reserve Fund)
          Standish Mellon Short-Term Fixed Income Fund

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